UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 03, 2022

Otonomy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36591	26-2590070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4796 Executive Drive
San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

(619) 323-2200 (Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OTIC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On August 3, 2022, as a result of Otonomy, Inc.’s (the “Company”) previously announced plans to discontinue development of OTO-313, implement other measures to extend its cash runway and shift its clinical focus to its OTO-413 program for the treatment of hearing loss, the Company plans to reduce its workforce by approximately 55%, with the majority of the reduction expected to be completed by the end of August 2022. As a result of such reduction, the Company estimates that it will incur aggregate charges of approximately $1.5 million in cash expenditures for severance and other employee termination-related costs in the third quarter of 2022. The Company also plans to sublease its facility, which includes research and development laboratories, and then move to a smaller office-based location.

The costs that the Company expects to incur are subject to a number of assumptions, and actual results may differ from the Company’s original estimate. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, these actions. If the Company subsequently determines that it will incur additional significant costs associated with these actions, it will amend this Current Report on Form 8-K to disclose such information.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained in this Current Report on Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “plans,” “expects,” estimates,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Actual results may differ materially from these estimates as a result of, among other things, delays in the implementation of the Company’s plans, unexpected personnel-related termination or other costs, and difficulties in subleasing the facility. Information regarding additional risks may be found in the section titled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on July 25, 2022. The forward-looking statements are based on information available to the Company as of the date hereof. The Company disclaims any obligation to update any forward-looking statements, except as required by law.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of the reduction in workforce described in Item 2.05 above, Robert Michael Savel II, the Company’s Chief Technical Officer, will depart the Company, effective August 15, 2022. Mr. Savel is eligible to receive severance benefits under his Employment Agreement with the Company, dated April 16, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OTONOMY, INC.

Date:	August 9, 2022	By:	/s/ Paul E. Cayer
Paul E. Cayer Chief Financial and Business Officer